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                                                                    EXHIBIT 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1998 Nonstatutory Stock Option Plan of our report dated February 2, 1999, with respect to the consolidated financial statements of Ventana Medical Systems, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1998 and our report dated March 24, 1999 on the financial statement schedule included therein, filed with the Securities and Exchange Commission.

Tucson, Arizona
December 7, 1999

/s/ Ernst & Young LLP